EXHIBIT 10

LIMITED WAIVER, CONSENT AND EIGHTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This LIMITED WAIVER, CONSENT AND EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of February 13, 2014, is by and among The Dolan Company, a Delaware corporation (“Dolan”), as a Borrower and as the Borrowers’ Agent, the Subsidiaries of Dolan from time to time party to the Credit Agreement defined below (together with Dolan, the “Borrowers”), the Lenders from time to time party to the Credit Agreement, and U.S. Bank National Association, a national banking association (“USBNA”), as LC Issuer, Swing Line Lender and Administrative Agent.

RECITALS

A. The Borrowers’ Agent, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of December 6, 2010, as amended by the Omnibus Reaffirmation and Amendment Agreement dated as of January 31, 2011, the First Amendment to Third Amended and Restated Credit Agreement dated as of September 30, 2011, the Second Amendment to Third Amended and Restated Credit Agreement dated as of March 6, 2012, the Third Amendment to Third Amended and Restated Credit Agreement dated as of October 5, 2012, the Fourth Amendment to Third Amended and Restated Credit Agreement dated as of January 22, 2013, the Waiver and Fifth Amendment to Third Amended and Restated Credit Agreement dated as of July 8, 2013, the Consent, Waiver and Sixth Amendment to Third Amended and Restated Credit Agreement dated as of October 31, 2013, and the Limited Waiver, Consent and Seventh Amendment to Third Amended and Restated Credit Agreement dated as of January 7, 2014 (as further amended, supplemented or modified from time to time, the “Credit Agreement”).

B. The Borrowers have requested amendments to the Credit Agreement.

C. The Lenders are willing to amend certain provisions of the Credit Agreement, in each case on and subject to the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2. Amendment. Subject only to the terms of Section 5, the Credit Agreement is hereby amended as follows:

2.1. New Definitions. The following definitions of “Competitor”, “Eighth Amendment”, “Eighth Amendment Closing Date”, “Existing LCs”, “Material Sale”, “Proposed Restructuring” and “Sub-Participant” are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Competitor”: Any Person that is a competitor or an affiliate of a competitor of any of the Borrowers or their Subsidiaries.

“Eighth Amendment”: The Limited Waiver, Consent and Eighth Amendment to this Agreement dated as of February 13, 2014 by and among the Borrowers’ Agent, the Borrowers, the Required Lenders and the Administrative Agent.

“Eighth Amendment Closing Date”: February 13, 2014; provided that the conditions precedent set forth in Section 5 of the Eighth Amendment are satisfied on or before such date.

“Existing LCs”: Letter of Credit Nos. SLCMMSP04745, SLCMMSP05987 and SLCMMSP06284.

“Material Sale”: Sale of any material assets of any of the Borrowers (except for any sale of inventory, or used, worn-out or surplus equipment, in each case, in the ordinary course of business).

“Proposed Restructuring”: The restructuring of Borrowers’ capital structure (including, without limitation, the Obligations) substantially as described in that certain initial draft term sheet delivered to the Borrowers by Bayside on January 28, 2014, as such term sheet may be amended, modified or supplemented from time to time.

“Sub-Participant”: Any bank or other entity that purchases participating interests from a Participant in any Outstanding Credit Exposure, any Note or any Commitment.

2.2. Amended Definitions. The definitions of “Chief Restructuring Officer” and “LC Issuer” of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Chief Restructuring Officer”: An officer of the Borrowers’ Agent selected by the Borrowers’ Agent with full authority consistent with corporate law and the charter documents of the Borrowers’ Agent over Borrowers’ business, operation and financial condition, who shall report to the Borrowers’ Agent’s board of directors and shall not be subject to direction by any other officer of the Borrowers. The management of DiscoverReady shall report solely to the Chief Restructuring Officer. The Chief Restructuring Officer shall (i) attend all meetings and participate in all substantive conversations and correspondence regarding any potential Material Sale, and (ii) subject to the last paragraph of Section 6.1, have sole authority and approval rights over any dissemination of information by the Borrowers and their Subsidiaries to any Lender, Participant or Sub-Participant, or prospective Lender, Participant or Sub-Participant, or any potential buyer in a Material Sale. The Chief Restructuring Officer as of the Eight Amendment Closing Date is Zolfo Cooper, and any successor Chief Restructuring Officer must be satisfactory to the Required Lenders in their sole discretion.

“LC Issuer”: With respect to the Existing LCs, U.S. Bank (or any subsidiary or Affiliate of U.S. Bank designated by U.S. Bank) in its capacity as issuer of Existing LCs hereunder. With respect to any Facility LCs issued after the Eighth Amendment Closing Date, such Lender or other party as the Required Lenders shall appoint as LC Issuer and which accepts such appointment.

2.3. Revolving Credit. The first sentence of Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“From and including the Closing Date and prior to the Facility Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if the Revolving Loans are to be made on the Closing Date, the satisfaction of the conditions precedent set forth in Section 4.1, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrowers in Dollars and participate in Facility LCs issued upon the request of the Borrowers, provided that, after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, the Dollar amount of such Lender’s Revolving Credit Exposure shall not exceed its Revolving Commitment, provided further that, after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, the Dollar amount of the Lenders’ Aggregate Revolving Credit Exposure shall not exceed the lesser of (i) $36,788,723 or (ii) the amount set forth in the Approved Budget for the applicable calendar week under “Estimated Revolver Need” plus the Aggregate Revolving Credit Exposure as of the Eighth Amendment Closing Date, or such larger amount as may be approved by the Required Lenders and the Administrative Agent, but in no event shall the Lenders’ Aggregate Revolving Commitment in effect before the Eighth Amendment Closing Date be increased without the consent of each Lender directly and adversely affected thereby.”

2.4. Method of Payment. Section 2.11 of the Credit Agreement is hereby amended by deleting “U.S. Bank” where it appears therein and substituting “the Administrative Agent” therefor.

2.5. Facility LC Collateral Account. Section 2.18.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.18.11. Facility LC Collateral Account. From and after the Eighth Amendment Closing Date, the Borrowers will, until the final expiration date of any Facility LC and thereafter as long as any amount is payable to an LC Issuer or the Lenders in respect of any Facility LC, maintain with each LC Issuer a special collateral account pursuant to arrangements satisfactory to the applicable LC Issuer (the “Facility LC Collateral Account”) in the name of the Borrowers’ Agent but under the sole dominion and control of the applicable LC Issuer containing an amount not less than 105% of the LC Obligations related to the Facility LCs issued by such LC Issuer, for the benefit of such LC Issuer in which the Borrowers shall have no interest other than as set forth in Section 8.1. Each Borrower hereby pledges, assigns and grants to the applicable LC Issuer, on behalf of and for the ratable benefit of the Lenders and such LC Issuer, a security interest in all of the Borrowers’ right, title and interest in and to all funds that are from time to time on deposit in the Facility LC Collateral Account held by such LC Issuer to secure the prompt and complete payment and performance of the Reimbursement Obligations related to the Facility LCs issued by such LC Issuer. The LC Issuer may invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of such LC Issuer having a maturity not exceeding 30 days. An LC Issuer may apply funds in its Facility LC Collateral Account to Reimbursement Obligations as they become due and payable hereunder.

2.6. Additional Fees. Section 2.25 of the Credit Agreement is hereby amended by adding a new clause (c) as follows:

“(c) 5.0% of the sum of the outstanding Term Loans and Revolving Commitments on the Eighth Amendment Closing Date (and fully earned and payable on the Eighth Amendment Closing Date); provided that such fee shall not be payable to any Lender that has not delivered its Participant Register pursuant to Section 12.2.4. Such fee shall be added to the outstanding balance of the Term Loans of such Lender.”

2.7. Covenants.

(a) Section 6.1 of the Credit Agreement is hereby amended by replacing the paragraph following Section 6.1(m) in its entirety as follows:

“In addition to the foregoing, Borrowers shall host a conference call at least once every week (at times requested by the Required Lenders and reasonably acceptable to the Chief Restructuring Officer) among the Lenders, the Chief Restructuring Officer and such other officers of or advisors to the Borrowers as any Lender may reasonably request, to update Lenders on Borrowers’ compliance with Sections 6.35 and 6.36 and such other matters regarding the business, operation and financial condition of any Borrower or Subsidiary as any Lender may reasonably request; provided, that in no event shall the Borrowers be required to discuss information subject to attorney/client privilege or work product or otherwise subject to confidentiality obligations in favor of a third party that is not a potential buyer in a Material Sale. With consent from the Required Lenders, the forgoing may be satisfied by Borrowers’ submission of a written report.”

(b) Section 6.1 of the Credit Agreement is further amended by adding a new paragraph at the end thereof as follows:

“Notwithstanding anything to the contrary in this Agreement, the Borrowers and their Subsidiaries shall not disclose and shall not be required to disclose, and the Administrative Agent shall not distribute, discuss or disclose and shall not be required to distribute, discuss or disclose any information concerning the affairs, financial condition or business of the Borrowers, their Subsidiaries or any of their Affiliates that is not made publicly available pursuant to the Securities and Exchange Act of 1934, as amended, and does not directly pertain to the Borrowers’ compliance with the terms of this Agreement, to any Lender that is a Competitor, any Lender who has sold a participating interest to a Participant or Sub-Participant that is a Competitor, or any Lender with a pending trade with a potential assignee or participant that is a Competitor.”

(c) The first sentence of Section 6.33 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“As consideration for the increase of the Lenders’ Aggregate Revolving Credit Exposure contemplated in the Eighth Amendment, the Borrowers shall provide to the Administrative Agent, on or before February 18, 2014 or such later date as may be agreed to by the Required Lenders, mortgages or deeds of trust on the following properties (the “Mortgaged Properties”) to secure the Obligations:

(a)	Arizona News Service, LLC

d/b/a Arizona Capitol Times

1835 West Adams Street

Phoenix, AZ 85007;

(b)	Finance and Commerce, Inc.

615 South 7th Street

Minneapolis, MN 55415.

(d) Section 6.35 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.35. Milestones. Borrowers shall (a) on or prior to February 20, 2014 enter into a term sheet with the Required Lenders providing for the Proposed Restructuring that has been approved by the Board of Directors of the Borrowers’ Agent, in a form satisfactory to the Required Lenders in their sole discretion, and (b) thereafter, comply in all material respects with the agreements set forth in such term sheet and any agreements implementing the same. DiscoverReady shall, within five (5) Business Days after the Eighth Amendment Closing Date, appoint an interim chief financial officer at DiscoverReady that must be satisfactory to the Required Lenders in their sole discretion.”

(e) Article VI of the Credit Agreement is hereby amended by adding a new section 6.38 at the end thereof as follows:

“6.38. Material Sale. The Borrowers will furnish to Bayside (a) promptly upon the receipt thereof, any written or oral proposal or indication of interest from any Person regarding any potential Material Sale and (b) all written diligence information shared by any Borrower or any of its Subsidiaries with any Person in connection with a potential Material Sale.”

2.8. Events of Default. Section 7.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.3. Any diminishing of the duties and responsibilities of the Chief Restructuring Officer in violation of the definition thereof; or the dismissal, resignation or other departure for any reason or no reason of the Chief Restructuring Officer unless a new Chief Restructuring Officer satisfactory to the Required Lenders in their sole discretion has been retained prior to such departure or, if such departure results from death, disability or unexpected resignation, within five (5) Business Days after such departure; or the breach by any Borrower or any Subsidiary of any of the terms or provisions of Section 6.1, 6.2, 6.3 or any of Section 6.12 through Section 6.37; or the occurrence of the Waiver Termination Date (as such term is defined in the Eighth Amendment).”

2.9. Expenses. Section 9.6(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) The Borrowers shall reimburse the Administrative Agent and the Arranger promptly following written demand for all reasonable invoiced out-of-pocket expenses paid or incurred by the Administrative Agent or the Arranger, including, without limitation, filing and recording costs and fees, costs of any environmental review (including the costs of internal review of a third party environmental review), charges and disbursements of one outside counsel to the Administrative Agent and the Arranger (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Administrative Agent and the Arranger in certain matters) and/or during the occurrence of an Event of Default the allocated costs of in-house counsel incurred from time to time, in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents. The Borrowers also agree to reimburse the Administrative Agent, the Arranger, the LC Issuer and Bayside for any reasonable invoiced costs, internal charges and out-of-pocket expenses, including charges and disbursements of outside counsel to the Administrative Agent, the Arranger, the LC Issuer and Bayside (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges such parties in certain matters) and/or the allocated costs of in-house counsel incurred from time to time, paid or incurred by the Administrative Agent, the Arranger, the LC Issuer or Bayside in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrowers under this Section include, without limitation, reasonable costs and expenses incurred in connection with the Reports described in the following sentence. The Borrowers acknowledge that from time to time the Administrative Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrowers’ assets for internal use by the Administrative Agent from information furnished to it by or on behalf of any Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement.”

2.10. Financial Advisor. Section 9.6 of the Credit Agreement is hereby further amended by adding a new clause (d) at the end thereof as follows:

“(d) At any time after the Eighth Amendment Closing Date, Bayside, in its sole and absolute discretion, may retain, and the Borrowers will cooperate with, a financial advisor (the “Financial Advisor”) to conduct a detailed review of the Borrowers’ financial statements, financial projections, existing business model, operations and long-term credit structure. The Borrowers shall be responsible for, and timely pay, all reasonable and documented fees and reasonable out-of-pocket expenses and disbursements of the Financial Advisor.”

2.11. Confidentiality. Section 9.11 of the Credit Agreement is amended by adding a new sentence at the end thereof as follows:

“Notwithstanding anything to the contrary in this Agreement, each Lender shall not disclose any confidential information that it receives from the Borrowers in connection with this Agreement to any Participant, Sub-Participant, prospective assignee or prospective participant that is a Competitor of any of the Borrowers or their Subsidiaries.”

2.12. Successor Administrative Agent. Section 10.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“10.12 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the resigning Administrative Agent gives notice of its intention to resign. The Required Lenders may remove the Administrative Agent at any time by giving written notice thereof to the Administrative Agent, which removal shall be effective upon the appointment of a successor Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint (in consultation with the Borrower), on behalf of the Borrowers and the Lenders, a successor Administrative Agent without the consent of the Borrowers’ Agent. In the case of the resignation of an Administrative Agent, if no successor Administrative Agent is so appointed by the Required Lenders within thirty days after the resigning Administrative Agent gives notice of its resignation, then the resigning Administrative Agent may appoint (in consultation with the Borrower), on behalf of the Borrowers and the

Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrowers or any Lender appoint any of its Affiliates that is a commercial bank as a successor Administrative Agent hereunder other than any Defaulting Lender. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Required Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent hereunder, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent hereunder, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.”

2.13. Permitted Participants. Section 12.2.1 of the Credit Agreement is hereby amended by adding a new sentence at the end thereof as follows:

“Notwithstanding anything to the contrary in this Agreement, the consent of the Required Lenders shall be required prior to any participation becoming effective.”

2.14. Participant Register. Section 12.2.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“12.2.4. Participant Register. Each Lender that sells a participating interest (including an assignment or participating interest pursuant to a trade that has not yet closed) shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and Sub-Participant and the principal amounts (and stated interest) of each Participant’s and Sub-Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”). The Participant Register shall be made available to the Administrative Agent at any reasonable time and from time to time upon request of the Administrative Agent for distribution solely to Bayside and the Borrowers’ Agent. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participating interest for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as

Administrative Agent) shall have no responsibility for maintaining a Participant Register. Notwithstanding anything to the contrary in this Agreement, any such Lender that has not provided its Participant Register to the Agent on or prior to the Eighth Amendment Effective Date shall not be entitled to receive any fee payable to such Lender pursuant to Section 2.25.”

2.15. Consents. Section 12.3.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“12.3.2 Consents. The consent of the Required Lenders shall be required prior to an assignment becoming effective. The consent of the LC Issuer shall be required prior to an assignment of a Commitment becoming effective unless the Purchaser is a Lender with a Commitment.”

Section 3. Events of Default; Waiver.

3.1. The Borrowers:

(a) Have failed to make certain principal and interest payments due on the Loans on December 31, 2013, January 31, 2014, February 3, 2014 and at any other time due on or before February 28, 2014, pursuant to Sections 2.2(b), 2.2(c) and 2.14 of the Credit Agreement;

(b) Have breached one or more of the provisions of Sections 6.25, 6.26, 6.27, 6.31 and 6.32 for the reporting periods ending on December 31, 2013 or January 31, 2014; and

(c) May have breached the representations set forth in Sections 5.6 and 5.18.

3.2. All of the Defaults and Events of Default described in Section 3.1 are hereinafter referred to as the “Existing Defaults”.

3.3. Upon the Eighth Amendment Closing Date, the Lenders temporarily continue to waive the Existing Defaults for the period from the Eighth Amendment Closing Date to the earliest to occur of the following (the “Waiver Termination Date”):

(a) (a) The occurrence of any additional Default or Event of Default under the Credit Agreement (other than the Existing Defaults) or any further developments occurring or coming to the attention of the Lenders after the Eighth Amendment Closing Date that could reasonably be expected to have a Material Adverse Effect; and

(b) (b) February 28, 2014, as such date may be extended with the written consent of the Required Lenders.

3.4. The Lenders’ waiver is limited to the express terms hereof, and nothing herein shall be deemed a waiver or forbearance by the Lenders of any other Default or

Event of Default that may have occurred or may occur, or any other term, condition, representation or covenant applicable to the Borrowers under the Credit Agreement, this Amendment and any other Loan Document. NOTWITHSTANDING THE LIMITED WAIVER SET FORTH IN THIS AMENDMENT, THE LENDERS REQUIRE STRICT COMPLIANCE BY THE BORROWERS AT ALL TIMES WITH ALL TERMS, CONDITIONS AND PROVISIONS OF THE CREDIT AGREEMENT (AS AMENDED BY THE AMENDMENT DOCUMENTS), THIS AMENDMENT AND ANY OTHER LOAN DOCUMENT.

Section 4. [Reserved].

Section 5. Conditions to Effectiveness. This Amendment will be effective as of the Eighth Amendment Closing Date, subject to fulfillment (or waiver) of the following conditions precedent:

5.1. The Borrowers and all of the Lenders have executed and delivered this Amendment.

5.2. All corporate and legal proceedings relating to the Borrowers and all instruments and agreements in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in scope, form and substance to the Administrative Agent, such documents where appropriate to be certified by proper corporate or governmental authorities.

5.3. The Administrative Agent and Bayside shall have received from Dolan any invoiced fees, costs and expenses due and payable pursuant to Section 9.6(a) of the Credit Agreement.

5.4. The Borrowers shall have funded a special collateral account in the name of the Borrowers’ Agent but designated by and under the sole dominion and control of U.S. Bank National Association, as the sole LC Issuer on the Eighth Amendment Closing Date containing an amount not less than 105% of the LC Obligations related to the Facility LCs issued by such LC Issuer; provided that, no amendment or waiver of this Section 5.4 shall be effective without the written consent of U.S. Bank National Association, as the sole LC Issuer on the Eighth Amendment Closing Date.

Section 6. Release, Representations, Warranties, Authority, No Adverse Claim.

6.1. Release of Claims. The Borrowers, for themselves and on behalf of their legal representatives, successors, and assigns, hereby (a) expressly waive, release, and relinquish the Administrative Agent, each of the Lenders and Bayside from any and all claims, offsets, defenses, affirmative defenses, and counterclaims of any kind or nature whatsoever that the Borrowers have asserted, or might assert, against the Administrative Agent, the Lenders or Bayside with respect to the Obligations, the Credit Agreement (including as amended by this Amendment), and any other Loan Document, in each case arising on or before the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof other than claims, offset, defenses, affirmative defenses and counterclaims arising as a result of such Peron’s bad faith, willful misconduct or gross negligence, and (b) expressly covenant and agree never to institute, cause to be instituted, or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Administrative Agent, the Lenders or Bayside by reason of or in connection with any of the foregoing matters, claims, or causes of action.

6.2. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of

Default under the Credit Agreement except as expressly set forth in Section 3 of this Amendment, or breach, default, or event of default under any Security Document or other document held by the Administrative Agent or the Lenders, whether or not known to the Administrative Agent or the Lenders and whether or not existing on the date of this Amendment.

6.3. Reassertion of Representations and Warranties, No Default. Each Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) the representations and warranties contained in the Credit Agreement, other than those set forth in Sections 5.6 and 5.18 of the Credit Agreement, are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except in respect of the Existing Defaults and except for changes permitted by the terms of the Credit Agreement and except for representations and warranties made as of a specific earlier date, which shall be true and correct in all material respects as of such earlier date, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by the Amendment Documents on such date that has not been waived by the Lenders. With respect to any request for Revolving Loans made between the Eighth Amendment Closing Date and the Waiver Termination Date, (i) the Borrowers shall be deemed to make the representation set forth in Section 5.6 of the Credit Agreement only from the Eighth Amendment Closing Date, and (ii) the Borrowers shall not be deemed to make the representation set forth in Section 5.18 of the Credit Agreement.

6.4. Authority, No Conflict, No Consent Required. Each Borrower represents and warrants that such Borrower has the power and legal right and authority to enter into this Amendment and any other instrument or agreement executed by such Borrower in connection with this Amendment (the “Amendment Documents”) and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by such Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under (i) any agreement, instrument or indenture to which such Borrower is a party or a signatory or by which it or any of its properties may be bound, which breach or default could reasonably be expected to have a Material Adverse Effect, (ii) a provision of such Borrower’s constituent documents or (iii) requirement of law in any material respect, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Lenders. Each Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by such Borrower of the Amendment Documents or other agreements and documents executed and delivered by such Borrower in connection therewith or the performance of obligations of such Borrower therein described, except for those which such Borrower has obtained or provided.

6.5. No Adverse Claim. Each Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give such Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lenders with respect to the Obligations.

Section 7. Limited Purpose Amendment. Notwithstanding anything contained herein, this Amendment (a) is a limited amendment, (b) is effective only with respect to the specific instance and the specific purpose for which it is given, (c) shall not be effective for any other purpose, and (d) except as expressly set forth in Section 3 of this Amendment, does not constitute the basis for a waiver and, except as expressly set forth in Section 2 of this Amendment, does not constitute an amendment of any of the provisions of the Credit Agreement. Except as expressly provided in Sections 2 and 3 of this Amendment, (i) all of the terms and conditions of the Credit Agreement remain in full force and effect and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, and (ii) nothing in this Amendment shall constitute a waiver by the Lenders of any Default or Event of Default, or of any right, power or remedy available to the Lenders under the Credit Agreement or any other Loan Document, whether any such defaults, rights, powers or remedies presently exist or arise in the future.

Section 8. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lenders and the Borrowers each acknowledge and affirm that the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment (excluding the representations set forth in Section 5.6 and 5.18), shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. Each Borrower confirms to the Lenders that the Obligations are and continue to be secured by the security interest granted by the Borrowers in favor of the Administrative Agent under the Collateral Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrowers under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement, as amended or waived by this Amendment, are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrowers (excluding the representations set forth in Section 5.6 and 5.18).

Section 9. Merger and Integration, Superseding Effect. This Amendment and the other Amendment Documents, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment and the fee letter, all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment and the fee letter shall control with respect to the specific subjects hereof and thereof.

Section 10. Severability. Whenever possible, each provision of this Amendment and the fee letter and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the fee letter or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the fee letter or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 11. Successors. This Amendment shall be binding upon the Borrowers and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Lenders and the successors and assigns of the Lenders.

Section 12. Expenses. As provided in Section 9.6 of the Credit Agreement (as amended hereby), the Borrowers agree to pay or reimburse the Administrative Agent and Bayside, upon execution of this Amendment, for all invoiced reasonable out-of-pocket expenses paid or incurred by the Administrative Agent or Bayside.

Section 13. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 14. Counterparts. This Amendment and any other Amendment Document may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to the Amendment or any other Amendment Document may execute any such agreement by executing a counterpart of such agreement. Signature pages delivered by facsimile or other electronic transmission (including by email in .pdf format) shall be considered original signatures hereto, all of which shall be equally valid.

Section 15. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

[The next page is the signature page.]

IN WITNESS WHEREOF, parties hereto have executed this Amendment as of the date first above written.

THE DOLAN COMPANY

By:	/s/ Vicki J. Duncomb
Name:	Vicki J. Duncomb
Title:	Chief Financial Officer

DAILY JOURNAL OF COMMERCE, INC. DAILY REPORTER PUBLISHING COMPANY DOLAN DLN LLC DOLAN PUBLISHING COMPANY DOLAN PUBLISHING FINANCE COMPANY NOPG, L.L.C.

By:	/s/ Scott J. Pollei
Name: Scott J. Pollei
Title: Vice President, CFO & Treasurer

DISCOVERREADY LLC

By:	/s/ Scott J. Pollei
Name: Scott J. Pollei
Title: Vice President, Secretary & Treasurer

AMERICAN PROCESSING COMPANY, LLC
By: Dolan APC LLC, its Managing Member

By:	/s/ Scott J. Pollei
Name: Scott J. Pollei Title: Vice President

[Signature Page to Limited Waiver, Consent and Eighth Amendment to

Third Amended and Restated Credit Agreement]

THE DAILY RECORD COMPANY, LLC

IDAHO BUSINESS REVIEW, LLC

THE JOURNAL RECORD PUBLISHING CO., LLC

LAWYER’S WEEKLY, LLC

LONG ISLAND BUSINESS NEWS, LLC

MISSOURI LAWYERS MEDIA, LLC

NEW ORLEANS PUBLISHING GROUP, L.L.C.

DATASTREAM CONTENT SOLUTIONS, LLC

LEGISLATIVE INFORMATION SERVICES

OF AMERICA, LLC

FINANCE AND COMMERCE, INC.

DOLAN MEDIA HOLDING COMPANY

COUNSEL PRESS, LLC

DOLAN APC LLC

ASSURE 360, LLC

By:	/s/ Scott J. Pollei
Name: Scott J. Pollei
Title: Vice President

ARIZONA NEWS SERVICE, LLC FEDERAL NEWS SERVICE LLC NATIONAL DEFAULT EXCHANGE HOLDINGS, LLC

By:	/s/ Scott J. Pollei
Name: Scott J. Pollei
Title: Vice President & Secretary

[Signature Page to Limited Waiver, Consent and Eighth Amendment to

Third Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as LC Issuer and as Administrative Agent

By:	/s/ James P. Cecil
Name: James P. Cecil
Title: Vice President

[Signature Page to Limited Waiver, Consent and Eighth Amendment to

Third Amended and Restated Credit Agreement]

Grace Bay Holdings II, LLC

By:	/s/ Richard Siegel
Name: Richard Siegel
Title: General Counsel

[Signature Page to Limited Waiver, Consent and Eighth Amendment to

Third Amended and Restated Credit Agreement]

Bank of America, N.A.

By:	/s/ Jonathan M. Barnes
Name: Jonathan M. Barnes
Title: Vice President

[Signature Page to Limited Waiver, Consent and Eighth Amendment to

Third Amended and Restated Credit Agreement]